Exhibit 10.2


                           EMPLOYEE SEPARATION AGREEMENT

     This is an Employee Separation Agreement ("Agreement") between Mark Amatrudo (referred to herein as "Mr. Amatrudo" or "Employee") and C&D Technologies, Inc. (referred to herein as "C&D" or "Company") setting forth the terms of separation from employment of Employee.

WITNESSETH

          WHEREAS, Employee is the Vice President, General Manager of the Motive Power Division for C&D, based in Blue Bell, Pennsylvania; and

          WHEREAS, the parties have mutually agreed to terminate the employment relationship on the terms set forth herein;

          WHEREAS, C&D has agreed to grant Employee certain consideration, set forth herein, which Employee acknowledges that C&D is not required to grant; and

          NOW, THEREFORE, Employee and C&D, intending to be legally bound and in consideration of the mutual promises set forth below, hereby agree as follows.

          1.   Terms of Termination of Employment.
               ----------------------------------

               a. Employee's  employment by C&D will terminate on the earlier of
(i) the date that Mr. Amatrudo commences full time employment with any third party; or (ii) 364 days following the Transition Date, as defined in Section 1(b) below (the "Effective Date"). C&D's records will reflect that this termination is a result of a voluntary resignation.

               b. Beginning July 1, 2002 or such later date as the parties may agree, but in any event no later than September 1, 2002 (the "Transition Date") and until the Effective Date, Mr. Amatrudo's job title shall be Vice President, Special Projects; however, effective upon the Transition Date, employee shall not be required to regularly attend work, but shall occasionally perform such assignments, if any, as may be communicated to him in writing, by either of the President and Chief Executive Officer or the Board of Directors of C&D.

          2.   Additional Consideration.
               ------------------------

               Provided that Mr. Amatrudo accepts all of the terms and conditions of this Agreement and does not revoke his acceptance as provided in
Section 8, below, C&D shall provide salary continuation, paid bi-weekly, through the Effective Date, at the rate of one-half of Mr. Amatrudo's then-current annual base salary (less applicable federal, state, and local payroll and other taxes as well as deductions for outstanding loan payments under that certain Promissory Note dated January 11, 2002, which is incorporated herein by reference), in addition to certain other consideration described below, all of which shall collectively be referred to as the "Additional Consideration". Employee acknowledges C&D is not obligated to grant the Additional Consideration. Employee's current base salary, stated in annual terms, shall be deemed to be

$150,000 for any period of time during which Motive Power employees are subject to a salary reduction action and $160,000, stated in annual terms, for any periods thereafter during which he is entitled to be paid salary continuation pursuant to the terms of this Agreement.

          3.   Fringe Benefits.
               ---------------

               a. Through the Effective Date, Mr. Amatrudo may continue to participate in the Company's medical, dental and life insurance programs as Mr. Amatrudo participated on May 24, 2002, the costs for which shall be those applicable to employees earning $100,000 or greater per year. Thereafter, Mr. Amatrudo may continue, at his expense, his medical and dental insurance benefits to the extent permitted by the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). If Mr. Amatrudo should make application for and be determined to be eligible to receive short-term disability payments, qualifying payments would be made by the Company in accordance with the terms of the Plan, and at the bi-weekly rate specified in Section 2 of this Agreement (i.e., no double payments). Provided that Mr. Amatrudo does not notify C&D in writing to cancel and cease taking payroll deductions for his long-term disability insurance coverage before such date, Mr. Amatrudo may participate in the company-sponsored long-term disability plan through the Effective Date in accordance with its terms. If requested to do so, C&D will report truthfully to the carrier that Mr. Amatrudo's annualized base salary during his employment with C&D was $160,000.

               b. Employee's earned but unused vacation time, if any, shall be subsumed within the time between the Transition Date and the Effective Date and shall not be separately paid for. No additional vacation time shall accrue through the Effective Date.

               c. Through the Effective Date, Mr. Amatrudo may continue to participate in the C&D Savings Plan and Pension Plan for salaried employees in accordance with the terms and provisions of the respective Plans, as they may be amended from time to time. Mr. Amatrudo may also continue to participate in the Deferred Compensation Plan and Supplemental Executive Retirement Plan in accordance with the terms of the respective Plans through the Effective Date.

               d. Mr. Amatrudo may exercise options, granted to him under any C&D Stock Option Plan, which have vested or which may vest on or prior to the Effective Date in accordance with the terms and provisions of the applicable Plans and consistent with the characterization of his termination of employment with C&D as a voluntary resignation on the Effective Date. Through the Effective Date, Mr. Amatrudo may, from time to time, be considered an "insider" as defined in the C&D Insider Trading Policy, as it may be amended from time to time; provided, however, that following the Transition Date he shall not be considered an Executive Officer for Section 16 reporting purposes under the Securities Exchange Act of 1934. Notwithstanding the foregoing, Mr. Amatrudo may have continuing reporting obligations under Section 16 with respect to purchases and sales of C&D stock that occur within six months after an opposite way transaction that preceded the date of this Agreement, and he remains subject to the Company's Insider Trading Policy; accordingly, all purchases and sales of C&D stock must be pre-cleared with either of the Vice President, Finance or Vice President, General Counsel of C&D. From the Transition Date through the Effective Date, Employee will not be subject to the Company's Executive Stock Ownership guidelines.

               e. Mr. Amatrudo will not be eligible to participate in, and acknowledges that he is not entitled to receive any payments or other awards under any Management Incentive Compensation Plan ("MICP") or any other bonus arrangement with C&D; provided, however, (i) that in its sole discretion, the President, Chief Executive Officer and/or the Compensation Committee of the Board of Directors may consider whether any discretionary bonus will be paid; and (ii) C&D agrees to pay Mr. Amatrudo the sum of $12,500, net of standard deductions ("Agreed Bonus") within ten (10) business days following the execution of the Release referred to in Section 4 hereof. Notwithstanding the preceding sentence, in the event that MICP bonuses are paid to C&D senior management, generally, prior to the Effective Date, Mr. Amatrudo shall be entitled to receive one-half of the Agreed Bonus, net of standard deductions, upon execution of an interim Release (in a form satisfactory to C&D) covering the period from the Transition Date through the date on which the Agreed Bonus is paid. Mr. Amatrudo will not be eligible to receive any further stock option grants or salary increases through the Effective Date, nor, except as otherwise noted in Section 2 hereof, will Mr. Amatrudo be subject to salary reductions or unpaid time off for furloughs that may apply to the Motive Power Division or C&D employees, generally. Mr. Amatrudo shall not be eligible for a Company-paid executive physical examination prior to the Effective Date.

               f. Mr. Amatrudo shall not be eligible to continue to receive reimbursement for executive financial planning following the Transition Date. Mr. Amatrudo shall be eligible for reimbursement for financial planning assistance for fees reasonably incurred before the Transition Date.

               g. Except for accrued benefits under C&D employee benefit plans in which Employee may currently participate, all other employee benefits not specifically continued by this Agreement shall terminate on the Effective Date.

               h. Mr. Amatrudo acknowledges that the Company may, from time to time, in its sole discretion, modify or amend any or all of the plans in which he may participate to apply to C&D employees generally (including Mr. Amatrudo).

          4.   Execution of a Release by Mr. Amatrudo.
               --------------------------------------

               In consideration of the Additional Consideration described in Sections 1, (a) and (b), 2, 3 (a), (c), (d) and (e) hereof, which Mr. Amatrudo acknowledges that C&D is not required or obligated to pay or otherwise provide for, Mr. Amatrudo agrees to executive the release which is attached hereto as Exhibit A within five (5) days following the Effective Date.

          5.   General Release.
               ---------------

               After having had a reasonable opportunity to review this Agreement and an opportunity to consult with an advisor or an attorney of
Employee's  choice,  Employee  on  Employee's  own  behalf,  and  on  behalf  of
Employee's heirs, administrators and assigns, knowingly and voluntarily releases, remises and forever discharges C&D, its subsidiaries, parent and related companies and their predecessors, successors and assigns, and each of their respective officers, directors, employees, stockholders, insurers agents and attorneys and all those charged or chargeable with liability on their behalf (collectively "Releasees"), from any and all rights or claims, causes of action, liability, damages, attorneys' fees and costs of any kind or nature which Employee has or may have against Releasees, including, but not limited to those rights or claims arising out of or in any way connected with Employee's employment by C&D or Employee's separation from employment by C&D, claims for wages, stock or profits, claims of wrongful discharge in violation of public policy or on any other grounds, breach of contract (whether express or implied), breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, defamation, negligence, misrepresentation, fraud, violation of public policy, other torts (whether based on statute or common law), claims for payment of attorneys' fees (whether based on contract, statute or common law), claims of discrimination on the basis of race, gender, color, religion, marital status, national origin, handicap or disability, or veteran's status, and any and all claims arising out of or relating to any federal, Pennsylvania, Connecticut, other state or local statutes, ordinances, regulations, orders or common law, labor relations, fair employment and equal employment laws, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000e-1, et seq., 42 U.S.C. ss. 12101, et seq., the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, the National Labor Relations Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Pennsylvania Wage and Hour laws, the Pennsylvania Wage Payment and Collection Law (PWPCL), the Pennsylvania Human Relations Act (PHRA) that Employee now has or ever had against Releasees from the beginning of time to the date of this Agreement. It is expressly understood and agreed that the foregoing is a general release of all claims and rights against C&D.

          6.   Release of Age Discrimination Claims.
               ------------------------------------

               After having had a reasonable opportunity to review this Agreement and an opportunity to consult with an attorney or adviser of Employee's choice, Employee, Employee's heirs, administrators, and assigns, knowingly and voluntarily releases, remises and forever discharges C&D, its subsidiary and related companies, and each of their respective officers, directors, employees and agents and all those charged or chargeable with liability on their behalf, of and from any and all rights or claims which Employee may have against any of them under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss. 621 et. seq. or under any other federal or state law prohibiting discrimination based upon age, from the beginning of time to the date of this Agreement.

          7.   Compliance with Older Workers Benefit Protection Act.
               ----------------------------------------------------

               This Agreement is intended to comply with Section 201 of the Older Workers Benefit Protection Act of 1990, 29 U.S.C.ss.626(f). Accordingly, Employee acknowledges and represents that Employee:

               a. waives all rights or claims against C&D under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.ss.621, et seq. ("ADEA") knowingly and voluntarily in exchange for consideration of value to which Employee is not otherwise entitled;

               b. has been advised in writing by C&D to consult with an attorney in connection with this Agreement and Employee's decision to waive Employee's rights or claims under the ADEA;

               c. has been given a period of at least twenty-one (21) days within which to consider this Agreement and Employee's decision to waive Employee's rights or claims under the ADEA; and

               d. has been informed by C&D and understands that Employee may revoke this Agreement for a period of seven (7) calendar days after signing it and that this Agreement will not become effective or enforceable until after this seven (7) day period has expired.

          8.   Revocation of this Agreement.
               ----------------------------

               In the event that Employee chooses to revoke Employee's acceptance of this Agreement, Employee will provide C&D with written notice of the revocation, which shall be sent by United States mail, certified, return receipt requested, post-marked within seven (7) calendar days of the date that Employee signs this Agreement. Notice to C&D shall be given to the Vice President, Human Resources, C&D Technologies, 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422.

          9.   Covenant Not To Sue.
               -------------------

               Employee agrees and covenants that Employee has not and will not bring any action, or file any claims against C&D and its subsidiary and related companies, or any of their respective officers, directors, employees or agents, past and present, individually or collectively, which relates in any way to Employee's employment or Employee's separation from employment by C&D.

          10.  Non-Disparagement.
               -----------------

               Employee and C&D hereby agree to refrain from making any negative, disparaging, defamatory or slanderous comments, references or characterizations concerning the other party and, in Employee's case, concerning C&D's officers, directors, employees, agents, products or services, either verbally, in writing, or in any other manner, to any third party for any purpose whatsoever, unless a legal duty to do so is imposed.

          11.  Nondisclosure of Information.
               ----------------------------

               a. Employee acknowledges that by reason of his employment with C&D, Employee came into possession of confidential information regarding the business and operations of C&D, including, without limitation, trade secrets, proprietary information, internal financial information, financial, marketing and strategic plans, product costs, customer lists, pricing, and key contact information, dealer and supplier data, inventions, new product plans, pending patent applications, formulas, proprietary compounds, product styles, manufacturing processes, manufacturing equipment, present or anticipated methods of doing business, key personnel information, organizational charts, and database information, whether or not marked "confidential" ("Confidential Business Information"), and that unauthorized use or disclosure of Confidential Business Information would irreparably damage C&D. Employee agrees that he will forever keep confidential all Confidential Business Information of which Employee learned or came into possession while an employee of C&D, and Employee will not disclose or use C&D's Confidential Business Information.

               b. Employee acknowledges that Employee signed an "Agreement Relating to Intellectual Property and Confidential Information" with C&D on December 28, 2000 ("Confidentiality Agreement"). Employee acknowledges and reaffirms the obligations and duties Employee assumed under the Confidentiality Agreement and agrees that Employee shall continue to abide by the terms of the Confidentiality Agreement after the termination of Employee's employment.

          12.  Return of Property.
               ------------------

               Mr. Amatrudo represents that he has returned to C&D or will return prior to the Effective Date all materials in his possession or within his control which relate to the business of C&D, including, but not limited to, data, documents, reports, programs, diskettes, computer printouts, program listings, computer hardware and/or software, memoranda, notes, records, reports, plans, studies, price lists, customer lists, customer contact and other information, and any and all similar or dissimilar information without regard to the form in which it is maintained. Mr. Amatrudo acknowledges that all such materials are the sole property of C&D and that he has no right, title, or other interest in or to such materials. Mr. Amatrudo further agrees to return all Company credit cards, computers, printers, cellular telephones and any similar or dissimilar items prior to the Effective Date and that he will use them exclusively for the conduct of C&D business.

          13.  Non-Solicitation of Employees and Customers.
               -------------------------------------------

               a. Mr. Amatrudo agrees that beginning on the date hereof and for a period of one-hundred eighty (180) days after the Effective Date, he shall not, either directly or indirectly, induce, suggest, encourage, entice, or solicit any employee of C&D to leave the employ of C&D.

               b. Mr. Amatrudo agrees that beginning on the Transition Date and for a period of one-hundred eighty (180) days after the Effective Date, he shall not, either directly or indirectly or by acting in concert with others, solicit, influence, or attempt to solicit or influence, any customers of C&D or any customer prospects of C&D with whom Mr. Amatrudo had any contact during the eighteen month period prior to the Transition Date to purchase from any other person, partnership, corporation or other entity any products which are the same, similar to or marketed as competitive with products sold by C&D.

          14.  Non-Competition.
               ---------------

               a. Mr. Amatrudo agrees that during such time as he shall be employed by the Company, and for the applicable Restricted Period (as defined below) thereafter, he shall not, without the written consent of the Board of Directors, directly or indirectly, become associated with, render services to, invest in, represent, advise or otherwise participate as an officer, employee, director, stockholder, partner, agent of or consultant for, any business that, as of the Effective Date, is competitive with the business in which the Company is engaged or in which the Company has taken affirmative steps to engage (a "Competitive Business") in the United States; provided, however, that nothing herein (i) shall prevent Mr. Amatrudo from investing without limit in the securities of any company listed on a national securities exchange, provided that his involvement with any such company is solely that of a stockholder, and
(ii) is intended to prevent him from being employed during the applicable Restricted Period by any business other than a Competitive Business. The applicable Restricted Period shall be the one hundred eighty (180) day period following the Effective Date.

               The parties  hereto  intend that the  covenant  contained in this
Section 14 shall be deemed a series of separate covenants for each state, county and city. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this Section 14, because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken in order of the states, counties and cities therein which are least populous), which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding, shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this
Section 14.

          15.  Enforcement.
               -----------

               Mr. Amatrudo acknowledges that he has received sufficient consideration for the covenants and restrictions contained in this Agreement including, without limitation, those set forth in Sections 9, 11, 13 and 14 of this Agreement; that such restrictions are reasonable in time and scope, and are necessary for the reasonable protection of the business of C&D. Mr. Amatrudo also acknowledges that monetary damages would be an inadequate remedy for a breach by Mr. Amatrudo of the promises contained in Sections 9, 11, 13 and 14 of this Agreement and, if found by a court of competent jurisdiction to have breached any of these restrictions, consents to the entry of an order granting injunctive relief to prevent further violations of those restrictions by Mr. Amatrudo. Mr. Amatrudo agrees that the time period of the obligations set forth in Sections 9, 11, 13 and 14 of this Agreement shall be extended by any amount of time during which he is in violation of the obligations set forth therein. Mr. Amatrudo also agrees that any award of injunctive relief shall be in addition to, and in no way shall serve as, a limitation on any and all other remedies C&D may have for enforcement of the obligations set forth in Sections 9, 11, 13 and 14 of this Agreement.

          16.  Cooperation with C&D/Acknowledgement of Payment.
               -----------------------------------------------

               a. Mr. Amatrudo will fully cooperate with and assist C&D or any other company affiliated with C&D in connection with its defense or prosecution of any civil action or other legal proceeding or other business matter involving C&D, of which C&D believes Mr. Amatrudo has knowledge or information. This cooperation shall include, but it is not limited to, being reasonably available to participate in depositions, providing accurate and truthful information about C&D, complying with requests by C&D to meet with its attorneys for the purpose of providing information to them, and providing any other form of reasonable assistance requested. C&D shall reimburse Mr. Amatrudo for any out-of-pocket expenses incurred in connection therewith

               b. Mr. Amatrudo acknowledges that all monies that he has earned in connection with his employment with C&D have been paid.

          17.  Reemployment or Reinstatement.
               -----------------------------

               Mr. Amatrudo acknowledges that he has been advised that he should have no expectation whatever of future employment with C&D and hereby forever releases and discharges C&D from any and all liability to reinstate or reemploy him in any capacity and any and all claims of a right to reinstatement.

          18.  Breach.
               ------

               Mr. Amatrudo and C&D agree that in the event one party breaches any part or parts of this Agreement, legal proceedings may be instituted against that party for breach of contract. In the event that a party institutes legal proceedings for breach of this Agreement, it is agreed that the sole remedy available to said party shall be enforcement of the terms of this Agreement and/or a claim for damages resulting from a breach of this Agreement, but that under no circumstances shall the party be entitled to revive, reassert or assert any claims that the party has released or abandoned under this Agreement in accordance with the provisions of Sections 5, 6, 7 and 9.

          19.  Nature of Agreement.
               -------------------

               It is understood and agreed by Mr. Amatrudo and C&D that this Agreement is a settlement of claims, if any, that may exist between them; that this settlement does not constitute an admission of liability or wrongdoing on the part of either party; and that by entering into this settlement neither party admits that there has been any unlawful or wrongful act committed against the other which makes it liable in any manner, but that this settlement is only a compromise.

          20.  Choice of Law and Selection of Forum.
               ------------------------------------

               This Agreement shall be interpreted, enforced, and governed under the laws of the Commonwealth of Pennsylvania. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

          21.  Agreement Entered Knowingly and Voluntarily.
               -------------------------------------------

               Mr. Amatrudo acknowledges that he has been given a reasonable opportunity to discuss this Agreement with an attorney or advisor of his choice; that he has carefully read and fully understands all of the provisions of this Agreement; and that he is entering into this Agreement knowingly, voluntarily and of his own free will.

          22.  Miscellaneous.
               -------------

               a. Except as expressly set forth in this Agreement, this Agreement contains the final and entire agreement of the parties and is intended to be an integration of all prior agreements, negotiations and understandings. Neither C&D nor Mr. Amatrudo shall be bound by any covenants, agreements, statements, representations or warranties, oral or written, not contained in this Agreement or any attachment or exhibit hereto. No change or modification to this Agreement shall be valid unless the same is in writing and signed by the parties. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and is signed by the party against whom it is sought to be enforced.

               b. This Agreement shall inure to the benefit of the respective parties hereto and their respective heirs, administrators, successors and assigns.


          IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the dates indicated next to their respective signature.

 /s/ Mark Amatrudo                                         6/21/02
 ----------------------------                             ----------------------
 Mark Amatrudo                                            Date


C&D TECHNOLOGIES, INC.


By: /s/ Linda R. Hansen                                    6/21/02
    ------------------------------                        ----------------------
Title:  Vice President                                    Date
        ------------------------